Q1 2025 Earnings Presentation May 7, 2025

This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2025 guidance, the future performance of OppFi’s platform, OppFi’s objectives, plans, strategies, and expectations for OppFi’s growth, new products, and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income and margin thereof, Adjusted EPS, and Free Cash Flow have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted Net Income Margin is defined as Adjusted Net Income as defined above divided by Total Revenue. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. The earnout units were not earned pursuant to the earnout provisions of the Business Combination Agreement on or prior to July 21, 2024, the third anniversary of the closing date of the Company’s business combination. Accordingly, on such date the earnout units and associated Class V Voting Stock were forfeited. Free Cash Flow is defined as net cash provided by operating activities minus net cash used in investing activities. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2025 Adjusted Net Income and projected full year 2025 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only. Disclaimer 2

Q1 2025 Earnings Highlights: Greater Than 2x Net Income Growth Year over Year; Record Quarterly Total Revenue Net income increased $10.3 million year over year to $20.4 million, and Adjusted Net Income increased $25.0 million year over year to $33.8 million1, a company quarter record Total Revenue increased 10.1% year over year to $140.3 million, a company quarter record Net charge off rate as a percentage of total revenue decreased 1,330 basis points year over year to 34.6% Net income margin increased by 650 basis points to 14.5%, and adjusted net income margin expanded by 1,720 basis points to 24.1%1 Total Expenses as a percentage of Total Revenue decreased 1,110 basis points year over year to 34.4% Recoveries of previously charged off receivables increased 24.9% year over year 1. Adjusted net income and margin thereof are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 3

At-A-Glance OppFi is a leading tech-enabled digital finance platform that works with banks to provide financial products and services for everyday Americans. Mission-driven Platform Providing best in class products and customer service with an 80 NPS Score1 Significant Economic Scale Facilitated more than $7.4 billion in gross loan issuance covering over 4.2 million loans, since inception2 Profitable Across Business Cycles 10 consecutive years of positive net income3 Large Addressable Market 60+ million US Consumers face credit insecurity and are unlikely to access credit at choice4 Strong Fundamentals and Balance Sheet Operating efficiency drives strong free cash flow and a robust balance sheet which position OppFi for growth 1. For Q1 2025 at the time of loan approval. 2. As of March 31, 2025. 3. 2015-2024. 4.Federal Reserve Bank of New York – “Unequal Access to Credit: The Hidden Impact of Credit Constraints” (2019) 4

Outstanding Customer Satisfaction

80 Net Promoter Score (NPS)

6,000+ Paid-In-Full Customers return every month, demonstrating OppFi's strong value proposition

4.8 ★★★★★ 11,976 reviews — Google

4.7 out of 5 ★★★★½ 4869 reviews — creditkarma

4.5★ 4,976 total — Trustpilot

A+ Rated by BBB — BBB ACCREDITED BUSINESS

OppLoans

Simple, Transparent Loans and Exceptional Customer Service

Selected Customer Testimonials

"It is the easiest loan process I have ever done. The website is very well designed. I also think it's great that the first time I applied, you took the time to educate me about the interest rate. I have dealt with payday loan businesses before, and this loan product fits a perfect niche [...] It has suited my needs, and the notifications when refinancing is available are great. I am well aware of the high interest rate, but it was so helpful to me while I was in the process of repairing my credit.

July 2024, NPS

"I was facing eviction and desperately trying to get some loans. I was able to get a loan for the whole amount and will only be paying $160 every 2 weeks. This Company was a major blessing. I consider this to be a miracle and will be happy to pay any amount over what I owe to keep a roof over our heads. Thank You OppLoans, we are forever grateful.

July 2024, TrustIndex

"I recently had a bankruptcy and was looking for some loan options to help get my credit back on track. I was hounded by predatory "lenders" with very low loan amounts and insane interest rates. OppLoans gave me an awesome offer with a considerable amount of credit and a very reasonable rate! Also, my credit already went up 92+ points!!! Awesome customer service as well. Highly recommend!

June 2024, Trustpilot

OppFi 5

1. Note: Ratings reflect data as of April 15, 2025. Returning paid-in-full customers based on 2024 data through December 31, 2024.

Financial Highlights

7 Q1 2025 Financial Highlights Adjusted Net Income1 ($M) Adjusted EPS1 More than doubled adjusted net income year over year, driven by record revenue, improvements in net charge-offs, and prudent expense management $20.4M Net Income $(11.3M) Net Loss Attributable to OppFi Inc. $33.8M Adj. Net Income1 $(0.48) Basic EPS $(0.48) Diluted EPS $0.38 Adjusted EPS1 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non- GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. $4 $9 $34 Q1 2023 Q1 2024 Q1 2025 +285% $0.05 $0.10 $0.38 Q1 2023 Q1 2024 Q1 2025 +277%

Total Revenue ($M) Total revenue increased 10.1% YoY driven by annualized average yield1 having increased 630 bps 8 Net Charge-Off Rate1 Net charge-offs as a percentage of total revenue decreased 1,330 bps YoY as a result of improved credit initiatives driving strong payment performance and increased recovery efforts Operating Expense Margin Prudent expense management drove down total expenses as a percentage of total revenue by 1,110 bps YoY Q1 2025 Performance: Improvement Across Key Profitability Drivers 1. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. $120 $127 $140 Q1 2023 Q1 2024 Q1 2025 +10% 49.0% 47.9% 34.6% Q1 2023 Q1 2024 Q1 2025 -28% 44.4% 45.5% 34.4% Q1 2023 Q1 2024 Q1 2025 -24%

Q1 2025 Key Performance Indicators

- Total net originations increased 16% year over year as a result of increased demand from returning customers and improvements to our credit model driving higher issuance for our refinance and returning customers, while Total Retained Net Originations increased 11% year over year, attributed to growth in the total net originations, partially offset by the growth in the percentage of loans retained by our bank partners
- Ending Receivables increased 9% year over year as a result of a higher balance to start the year, growth in retained net originations year over year, and a healthier portfolio from credit modeling enhancements leading to fewer charge-offs year over year
- Net charge-off rate as percentage of total revenue decreased to 35% from 48% year over year, and the annualized net charge off rate as a percentage of average receivables decreased to 47% from 62% year over year, as a result of a higher yielding portfolio for the reasons discussed below combined with both lower gross charge-offs and higher recoveries driving lower levels of net charge-offs
- Average yield increased to 136% from 130% year over year due to the decrease in delinquent loans in the portfolio that were not accruing interest throughout the period as well as an increase in the average statutory rate due to the introduction of pricing initiatives throughout 2024
- Automatic approval rate increased to 79% from 73% year over year, reflecting the continued application of algorithmic automation projects that streamline the origination process

	UNAUDITED QUARTER ENDED	
($ in millions)	3/31/2025	3/31/2024
Total Net Originations[1]	$189	$163
Total Retained Net Originations[1]	$169	$153
Ending Receivables[2]	$407	$371
Net Charge-Off Rate as % of Total Revenue[3]	35%	48%
Net Charge-Off Rate as % of Avg. Receivables, Annualized[3]	47%	62%
Average Yield, Annualized[4]	136%	130%
Automatic Approval Rate[5]	79%	73%

1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

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10 Free Cash Flow Generation & Capital Allocation Optionality 2025 Key Liquidity and Capital Allocation Highlights • $30.0M in repayment of remaining corporate term loan debt outstanding (Q1-25) • $50.0M upsize to revolving credit facility with affiliates of Blue Owl Capital (Q1-25) • $28.1M for $0.25 per share/unit special dividend and special distribution to Class A common stockholders and Opportunity Financial, LLC Class A common unitholders, respectively (Q2-25) 1. 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. Free Cash Flow Generation ($M)1 Nearly $50M in free cash flow generated in Q1 2025 Total Funding Capacity ($M) $288.0 $237.0 $90.8 3/31/2025 Restricted and Unrestricted Cash Undrawn Debt Drawn Debt $615.8 $56.4 $49.5 Q1 2024 Q1 2025

11 Full Year 2025 Earnings Guidance $563M $594M to Total Revenue Adjusted Net Income1 Adjusted EPS1,2 $106M $113M to $1.18 $1.26 to Affirmed Raised from $95M - $97M Raised from $1.06 to $1.07 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. A reconciliation of projected 2025 adjusted net income and adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $1.18 to $1.26 is based on weighted average diluted shares outstanding of approximately 90 million.

Appendix

Q1 2025 Income Statement

(in Thousands, except share and per share data)	Three Months Ended March 31,				Variance		
(Unaudited)	2025		2024		$		%
Interest and loan related income	$	139,118	$	126,279	$	12,839	10.2%
Other revenue		1,150		1,064		86	8.1%
Total revenue		140,268		127,343		12,925	10.1%
Change in fair value of finance receivables		(49,458)		(64,102)		14,644	(22.8%)
Provision for credit losses on finance receivables		-		(27)		27	(100.0%)
Net revenue		90,810		63,214		27,596	43.7%
Expenses:							
Sales and marketing		8,479		8,177		302	3.7%
Customer operations		11,409		11,363		46	0.4%
Technology, products, and analytics		7,444		9,779		(2,335)	(23.9%)
General, administrative, and other		10,739		17,181		(6,442)	(37.5%)
Total expenses before interest expense		38,071		46,500		(8,429)	(18.1%)
Interest expense		10,247		11,430		(1,183)	(10.4%)
Total expenses		48,318		57,930		(9,612)	(16.6%)
Income from operations		42,492		5,284		37,208	704.1%
Change in fair value of warrant liabilities		(21,607)		5,171		(26,778)	(517.8%)
Income from equity method investment		1,076		-		1,076	-
Other income		80		80		-	-
Income before income taxes		22,041		10,535		11,506	109.2%
Income tax expense		1,651		404		1,247	308.5%
Net income		20,390		10,131		10,259	101.3%
Less: net income attributable to noncontrolling interest		31,762		4,594		27,168	591.3%
Net (loss) income attributable to OppFi Inc.	$	(11,372)	$	5,537	$	(16,909)	(305.4%)
(Loss) earnings per share attributable to OppFi Inc.:							
(Loss) earnings per common share:							
Basic	$	(0.48)	$	0.29			
Diluted	$	(0.48)	$	0.10			
Weighted average common shares outstanding:							
Basic		23,691,769		19,205,427			
Diluted		23,691,769		86,243,498			

1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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March 31, December 31, (in Thousands) 2025 2024 $ % Unaudited Assets Cash and restricted cash 90,768$ 88,288$ 2,480$ 2.8% Finance receivables at fair value 454,683 473,696 (19,013) (4.0%) Equity method investment 18,503 19,194 (691) (3.6%) Other assets 76,118 59,993 16,125 26.9% Total assets 640,072$ 641,171$ (1,099)$ (0.2%) Liabilities and stockholders’ equity Accounts payable and accrued expenses 32,924$ 33,290$ (366)$ (1.1%) Other liabilities 45,671 39,802 5,869 14.7% Total debt 287,998 318,758 (30,760) (9.7%) Warrant liabilities 36,715 15,108 21,607 143.0% Total liabilities 403,308 406,958 (3,650) (0.9%) Total stockholders’ equity 236,764 234,213 2,551 1.1% Total liabilities and stockholders’ equity 640,072$ 641,171$ (1,099)$ (0.2%) Variance Condensed Balance Sheet 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 14

(in Thousands) Variance (Unaudited) 2025 2024 $ % Net cash provided by operating activities 83,740$ 74,427$ 9,313$ 12.5% Net cash used in investing activities (34,241) (18,005) (16,236) 90.2% Net cash used in financing activities (47,019) (41,644) (5,375) 12.9% Net increase in cash and restricted cash 2,480$ 14,778$ (12,298)$ (83.2%) Three Months Ended March 31, Condensed Cash Flow Statement 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 15

Q1 2025 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Three Months Ended March 31,				Variance		
(Unaudited)	2025		2024		$		%
Net income	$	20,390	$	10,131	$	10,259	101.3%
Income tax expense		1,651		404		1,247	308.5%
Other income		(80)		(80)		-	-
Change in fair value of warrant liabilities		21,607		(5,171)		26,778	517.8%
Other adjustments, net[1]		609		6,203		(5,594)	(90.2%)
Adjusted EBT[2]		44,177		11,487		32,690	284.6%
Less: pro forma taxes[3]		10,360		2,706		7,654	282.9%
Adjusted net income[2]	$	33,817	$	8,781	$	25,036	285.1%
Adjusted earnings per share[2]	$	0.38	$	0.10			
Weighted average diluted shares outstanding		87,991,698		86,243,498			
Total revenue	$	140,268	$	127,343			
Adjusted net income margin[2]		24.1%		6.9%			

1. For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the three months ended March 31, 2024, other adjustments, net of $6.2 million included a $2.9 million expense related to OppFi Card's exit activities, $1.0 million in expenses related to stock compensation, $0.8 million in expenses related to severance, $0.8 million in expenses related to corporate development, and $0.7 million in expenses related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the three months ended March 31, 2025 and 23.56% for the three months ended March 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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Q1 2025 Adjusted Earnings per Share Reconciliation

(Unaudited)	Three Months Ended March 31, 2025	2024
Weighted average Class A common stock outstanding	23,691,769	19,205,427
Weighted average Class V voting stock outstanding	62,698,935	91,898,193
Elimination of earnouts at period end	-	(25,500,000)
Dilutive impact of restricted stock units	1,341,739	562,950
Dilutive impact of performance stock units	62,377	76,928
Dilutive impact of stock options	196,878	-
Weighted average diluted shares outstanding	87,991,698	86,243,498

(in Thousands, except share and per share data)	Three Months Ended March 31, 2025				Three Months Ended March 31, 2024			
(Unaudited)	$		Per Share		$		Per Share	
Weighted average diluted shares outstanding				87,991,698				86,243,498
Net income	$	20,390	$	0.23	$	10,131	$	0.12
Income tax expense		1,651		0.02		404		0.00
Other income		(80)		(0.00)		(80)		(0.00)
Change in fair value of warrant liabilities		21,607		0.25		(5,171)		(0.06)
Other adjustments, net[1]		609		0.01		6,203		0.07
Adjusted EBT[2]		44,177		0.50		11,487		0.13
Less: pro forma taxes[3]		10,360		0.12		2,706		0.03
Adjusted net income[2]	$	33,817	$	0.38	$	8,781	$	0.10

1. For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the three months ended March 31, 2024, other adjustments, net of $6.2 million included a $2.9 million expense related to OppFi Card's exit activities, $1.0 million in expenses related to stock compensation, $0.8 million in expenses related to severance, $0.8 million in expenses related to corporate development, and $0.7 million in expenses related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the three months ended March 31, 2025 and 23.56% for the three months ended March 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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Free Cash Flow Reconciliation 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 18 (in Thousands) (Unaudited) 2025 2024 $ % Net cash provided by operating activities 83,740$ 74,427$ 9,313$ 12.5% Net cash used in investing activities (34,241) (18,005) (16,236) 90.2% Free cash flow 49,499$ 56,422$ (6,923)$ (12.3%) Three Months Ended March 31, Variance 1

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